EXHIBIT 3(i).2
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        THE SILK ROAD RENAISSANCE COMPANY

Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

                                 ARTICLE I NAME

     The name of the corporation shall be: GILLETTE INDUSTRIES GROUP, INC. The principal place of business remains unchanged.

SECOND:   If  an  amendment  provides  for  an  exchange,   reclassification  or
          cancellation  of  issued  shares,   provisions  for  implementing  the
          amendment if not contained in the amendment itself, are as follows:

                             N/A

THIRD:    The date of each amendment's adoption:    November 30, 1994

FOURTH:   Adoption of Amendment(s) check one:

________ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.

               The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The  number  of  votes  cast  for  the   amendment(s)   was/were
               sufficient for approval by
                                            -------------------------"
                                              (Voting Group)

________       The  amendment(s)  was/were  adopted  by the  board of  directors
               without   shareholder  action  and  shareholder  action  was  not
               required.

___X____ The amendment(s) was/were adopted by the incorporators without share-holder action and shareholder action was not required.

Signed this 30th day of November, 1994.

BY:_________________________________________
   (By the Chairmand or Vice Chairman of the
   Board of Directors, President, or other officer
   if adopted by the shareholders)
                 OR
   (By a director if adopted by the directors)
                 OR
   (By an incorporator if adopted by the incorporators)

/s/ Donald F. Mintmire
------------------------
Typed or printed Name
Incorporator
Title